                                                                   Exhibit 5.1

             [Letterhead of Orrick, Herrington & Sutcliffe LLP]

                                 April 28, 2006

Wachovia Mortgage Loan Trust, LLC
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288

Re:   Wachovia Mortgage Loan Trust, LLC
      Registration Statement on Form S-3

Ladies and Gentlemen:

      At your  request,  we have examined the  Registration  Statement on Form
S-3, to be filed by Wachovia  Mortgage  Loan  Trust,  LLC, a Delaware  limited liability  company  (the  "Registrant"),  with  the  Securities  and  Exchange
Commission  on April 28, 2006  (the  "Registration  Statement"),  in  connection with the  registration  on Form  S-3  under  the  Securities  Act of 1933,  as
amended   (the   "Act")   of   mortgage    pass-through    certificates   (the
"Certificates") and mortgage-backed  notes (the "Notes," and together with the
Certificates,  the  "Securities").  The  Securities  are  issuable  in  series
(each, a "Series").  The Securities of each Series will be issued  pursuant to
documentation   more   particularly   described  in  the  prospectus  and  the
prospectus  supplement  relating  to such  Series,  forms of which  have  been
included   as   part   of   the    Registration    Statement   (the   "Issuing
Documentation").  The  Securities  of each  Series are to be sold as set forth in the Registration  Statement,  any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

      We have  examined such  instruments,  documents and records as we deemed relevant and  necessary as a basis of our opinion  hereinafter  expressed.  In such  examination,  we have assumed the  following:  (a) the  authenticity  of original  documents and the genuineness of all signatures;  (b) the conformity to the  originals  of all  documents  submitted  to us as copies;  and (c) the truth,  accuracy and  completeness  of the  information,  representations  and warranties contained in the records,  documents,  instruments and certificates we have reviewed.

      Based on such examination,  we are of the opinion that when the issuance of  each  Series  of  Securities  has  been  duly  authorized  by  appropriate corporate  action and the  Securities of such Series have been duly  executed,
authenticated   and   delivered  in  accordance   with  the  related   Issuing
Documentation  relating  to such  Series  and  sold,  the  Securities  will be legally  issued,  fully  paid,  non-assessable,  binding  obligations  of  the issuer,  and the holders of the Securities will be entitled to the benefits of the  related  Issuing  Documentation  except  as  enforcement  thereof  may be limited by applicable  bankruptcy,  insolvency,  reorganization,  arrangement, fraudulent conveyance,  moratorium, or other laws relating to or affecting the rights of creditors  generally  and general  principles  of equity,  including without limitation,  concepts of materiality,  reasonableness,  good faith and fair  dealing,  and the possible  unavailability  of specific  performance  or injunctive relief,  regardless of whether such enforceability is considered in a proceeding in equity or at law.

Wachovia Mortgage Loan Trust, LLC
April 28, 2006

      We hereby  consent  to the  filing of this  opinion as an exhibit to the
Registration  Statement and to the use of our name  wherever  appearing in the
Registration  Statement and the prospectus  contained therein.  In giving such consent,  we do not consider that we are "experts,"  within the meaning of the term as used in the Act or the rules and regulations of the Commission  issued thereunder, with respect to any part of the Registration Statement,  including this opinion, as an exhibit or otherwise.

                                    Very truly yours,

                                    /s/ORRICK, HERRINGTON & SUTCLIFFE LLP

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP